CMKM DIAMONDS COMMENTS ON TEMPORARY TRADING SUSPENSION.

Las Vegas, NV - March 4, 2005 - Commencing at 9:30 a.m. EST yesterday, trading of the common stock of CMKM Diamonds, Inc. (Pink Sheets-CMKX) was temporarily suspended by the Securities and Exchange Commission ("SEC"). This temporary suspension will expire on March 16th at 11:59 p.m. EST and trading in CMKX is anticipated to resume on March 17, 2005.

In its reasoning, the SEC stated it had concerns over the adequacy of publicly available information concerning CMKX's assets and liabilities, mining and other business activities, share structure and stock issuances, and corporate management. Further, the SEC was concerned that CMKX may have unjustifiably relied on a Form S-8, filed in May 2003, to issue unrestricted securities and that CMKX and/or certain of its stockholders may have unjustifiably relied on Rule 144(k) of the 33 Act in conducting an unlawful distribution of its securities that failed to comply with the resale restrictions of Rules 144 and 145 of the Securities Act.

CMKX has been in discussions with the SEC in relation to the SEC's inquiry into another public company that has done business with CMKX. In this process, CMKX has provided the SEC with substantial documentation, much of which spans back to transactions and stock issuances in 2002. It is believed some of the information provided raised concerns with the SEC sufficient enough to cause this temporary suspension of trading. CMKX anticipates a formal request for documents to be issued by the SEC in the near future.

"The SEC did not provide us with any notice of the temporary trading halt," stated Urban Casavant, CEO of CMKX. "This was an unwelcome surprise, especially since our counsel has had ongoing dialogue with the SEC."

According to the SEC's website, www.sec.gov, "The primary mission of the SEC is to protect investors and maintain the integrity of the securities markets." Consistent with this mission, Urban Casavant specifically engaged Robert A. Maheu to assist CMKX in its compliance efforts. "Like the SEC, protecting our investors is a primary concern. We have been aggressively gathering the essential information needed to comply with our public disclosure obligations and anticipate working with the SEC to ensure our compliance with all federal regulations," stated Robert A. Maheu, co-chairman of CMKX.

"We are not letting these regulatory matters impede our primary focus of creating stockholder value through the mining and development of our mineral assets," stated Mr. Maheu. CMKX is continuing to search for additional property claims in Canada and monitor its holdings in Ecuador.

On February 17, 2005, CMKX filed an amended Form 15 to reinstate its reporting obligations under the 34 Act. SEC regulations require CMKX to file, within 60 days after the date of the filing of the amended Form 15, all reports which would have been required had the original Form 15 not been filed. CMKX has not been provided a waiver, "variance" or any other relief by the SEC for complying with the 60 day requirement. In fact, due to the overwhelming number of reports that need to be filed, coupled with the necessary financial statement preparation, CMKX will not be able to comply with the 60 day requirement. Management does not believe the filing of the amended Form 15 had anything to do with the SEC's decision to temporarily suspend trading in its common stock and continues to aggressively do everything within its power to comply with its 34 Act reporting requirements.

With its reporting status reinstated, CMKX anticipates filing a number of significant corporate updates with the SEC in the upcoming weeks on Form 8-K. Investors and stockholders are encouraged to review these forms as they become available through the SEC's EDGAR database.

The SEC's website further discloses, "The laws and rules that govern the securities industry in the United States derive from a simple and straightforward concept: all investors, whether large institutions or private individuals, should have access to certain basic facts about an investment prior to buying it." Urban Casavant, CEO of CMKX, reiterated, "We understand the importance of supplying accurate information to the public and have made it our top priority to uncompromisingly disclose all material corporate information as soon as it becomes available."

Consistent with CMKX's continuing efforts to furnish the investing public and its stockholders with current information and to quell any inaccurate rumors, CMKX has disclosed certain corporate information pertaining to its operations and corporate structure. Of the 800 billion authorized shares of common stock, CMKX currently has 703,518,875,000 shares of common stock issued and outstanding to approximately 2032 stockholders of record (excluding shares held in "street name"). In addition, effective March 1, 2005, CMKX has relocated its executive office address to 5375 Procyon St., Suite 101, Las Vegas, Nevada. Lastly, CMKX's current officer is Urban Casavant (CEO/President/Secretary/Treasurer) and current directors are Urban Casavant and Robert A. Maheu (Michael Williams will join the board of directors upon CMKX's obtainment of D&O insurance).

Investors and stockholders are being asked to please refrain from contacting the Company, the SEC, NASD, the Transfer Agent and/or Stoecklein Law Group to allow them to focus on completing the tasks at hand. All corporate updates will be made in press releases and filed in current reports on Form 8-K as they become available.

CMKX also would like to repeat the SEC's statement of, "At the heart of effective investor protection is an educated and careful investor" and encourage its stockholders and other investors to visit the SEC's website (www.sec.gov), which offers the public a wealth of educational information.

Forward-Looking Statements:

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws describing the reinstatement of CMKX's reporting obligations and the expected impact of these obligations on CMKX's operations. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are based on current expectations and assumptions that are subject to certain risks and uncertainties that could cause actual results to differ materially from CMKX's historical experience and its projections. Such forward-looking statements are inherently uncertain, and actual results may differ from those expressed or implied in the forward-looking statements. Consequently, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

CMKX's actual results could differ materially from such forward-looking statements because of factors such as: impact of the temporary halt in trading on CMKX's stock price; impact of the halt on CMKX's operations; uncertain further regulatory scrutiny; the current state of operations; unavailability of documentation and corporate records; changes in the number of outstanding shares of common stock and number of stockholders of record; the impact of failing to meet the 60 day filing requirement; timing necessary to comply with reporting requirements; lack of adequate internal controls; unforeseen capital deficiencies; unavailability of insurance; changes in the mining and metals environment, including actions of competitors; the effectiveness of CMKX's development and drilling programs; regulatory and legal changes; and other risks associated with companies in similar industries. CMKX undertakes no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

    CMKM Diamonds, Inc.

    Andrew Hill, 306-752-3755 or 877-752-3755

    cmkxir@mail.casavantmining.com